UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2012

LBI MEDIA HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-110122	05-0584918
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1845 West Empire Avenue Burbank, California		91504
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (818) 563-5722

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 31, 2012, LBI Media Holdings, Inc. (“Holdings”), Liberman Broadcasting, Inc., the direct parent of Holdings (“Parent”), and LBI Media, Inc., a wholly-owned direct subsidiary of Holdings (“Media” and together with Holdings and Parent, the “Companies”), settled (i) their previously announced private exchange offers and consent solicitations (the “Exchange Offers”) to exchange:

(a) up to 100% of Media’s outstanding 8 1/2% Senior Subordinated Notes due 2017 (the “Old Senior Subordinated Notes”) in exchange for Media’s new 11 1/2%/13 1/2% PIK toggle second priority secured subordinated notes due 2020 (the “Second Priority Secured Subordinated Notes”) and warrants to purchase shares of Parent’s Class A common stock, par value $0.001 (the “Warrants”); and

(b) up to 100% of Holdings’ outstanding 11% senior discount notes due 2013 (the “Discount Notes” and together with the Old Senior Subordinated Notes, the “Old Notes”) in exchange for either (i) Second Priority Secured Subordinated Notes, or (ii) Holdings’ new 11% senior notes due 2017 (the “Holdings Notes”), and (ii) Media’s previously announced concurrent solicitation of consents from holders of its 9 1/4% Senior Secured Notes due 2019 (the “First Priority Senior Secured Notes”) to certain amendments to the indenture governing the First Priority Senior Secured Notes.

As previously announced, (i) approximately $174.6 million, or 76.3%, of the outstanding principal amount of Old Senior Subordinated Notes were validly tendered and not withdrawn in exchange for Second Priority Secured Subordinated Notes and Warrants and (ii) approximately $30.9 million, or 73.8%, of the outstanding principal amount of Discount Notes not held by Holdings were validly tendered and not withdrawn, of which approximately $10.2 million were validly tendered in exchange for Second Priority Secured Subordinated Notes and approximately $20.7 million were validly tendered in exchange for Holdings Notes. Based on the principal amount of Old Notes validly tendered, not withdrawn and accepted, approximately $115.2 million aggregate principal amount of Second Priority Secured Subordinated Notes, $21.1 million aggregate principal amount of Holdings Notes and 106.1559 Warrants (assuming each holder of validly tendered and not withdrawn Old Senior Subordinated Notes returns a properly completed beneficial ownership information form to D.F. King) will be issued in exchange for such Old Notes, as applicable.

In connection with the settlement of the Exchange Offers, Holdings or Media, as applicable, entered into the following agreements or amendments to previously executed agreements:

Second Priority Secured Subordinated Notes Indenture and Second Priority Secured Subordinated Notes

On December 31, 2012, Media issued approximately $115.2 million aggregate principal amount of the Second Priority Secured Subordinated Notes, which mature on April 15, 2020, pursuant to an indenture (the “Second Priority Secured Subordinated Notes Indenture”), dated as of December 31, 2012, among Media, the guarantors party thereto (the “Guarantors”), and U.S. Bank National Association, as trustee (the “Trustee”). The Second Priority Secured Subordinated Notes and related subsidiary guarantees are subordinated in right of payment to all existing and future senior debt of Media and the Guarantors, including Media’s senior revolving credit facility and the First Priority Senior Secured Notes. The Second Priority Secured Subordinated Notes and related subsidiary guarantees are senior in right of payment to the Old Senior Subordinated Notes and related subsidiary guarantees.

Media will pay interest on the Second Priority Secured Subordinated Notes (a) on or prior to November 15, 2015, at the election of Media, at a rate of (i) 8.75% per annum in cash (“Cash Interest”) and 2.75% per annum in the form of additional Second Priority Secured Subordinated Notes (“PIK Interest”) or (ii) 4.25% Cash Interest and 9.25% PIK Interest and (b) from and after November 15, 2015, at a rate of 8.75% Cash Interest and 2.75% PIK Interest, in each case, calculated based on the outstanding principal amount of the Second Priority Secured Subordinated Notes as of the beginning of such interest period. For each interest period on or prior to November 15, 2015, in the absence of notice sent by Media electing to pay interest on the Second Priority Secured Subordinated Notes at a rate of 8.75% Cash Interest and 2.75% PIK Interest prior to the beginning of such interest period, interest on the Second Priority Secured Subordinated Notes will be payable in the manner described in clause (a)(ii) of the preceding sentence. The last interest payment will be made in cash and the payment of accrued interest in connection with any redemption of the Second Priority Secured Subordinated Notes will be made in cash.

Media will pay interest semiannually in arrears to holders of record at the close of business on May 1 and November 1 immediately preceding the interest payment date on May 15 and November 15 of each year, commencing on May 15, 2013. Media at its option may redeem:

•

prior to November 15, 2015, up to 35% of the aggregate principal amount of the Second Priority Secured Subordinated Notes with the net proceeds from certain equity offerings, at a redemption price of 111% of the principal amount of the Second Priority Secured Subordinated Notes, plus accrued and unpaid interest to the redemption date; provided that: (i) at least 65% of the aggregate principal amount of the Second Priority Secured Subordinated Notes issued under the Second Priority Secured Subordinated Notes Indenture remains outstanding immediately after such redemption (excluding any Second Priority Secured Subordinated Notes held by Media and its affiliates) and (ii) that such redemption occurs within 90 days of the date of the closing of any such equity offering;

•

prior to November 15, 2016, some or all of the Second Priority Secured Subordinated Notes at a redemption price equal to 100% of the principal amount of the Second Priority Secured Subordinated Notes redeemed plus accrued and unpaid interest to the redemption date and the applicable premium;

•

on or after November 15, 2016, some or all of the Second Priority Secured Subordinated Notes at a redemption price of: (i) 105.500% of the principal amount of the Second Priority Secured Subordinated Notes if redeemed during the twelve-month period beginning on November 15, 2016; (ii) 102.750% of the principal amount of the Second Priority Secured Subordinated Notes if redeemed during the twelve-month period beginning on November 15, 2017; and (iii) 100% of the principal amount of the Second Priority Secured Subordinated Notes if redeemed on or after November 15, 2018, in each case plus accrued and unpaid interest to the redemption date.

In addition, upon a “change of control,” as defined in the Second Priority Secured Subordinated Notes Indenture, Media must make an offer to repurchase all Second Priority Secured Subordinated Notes then outstanding, at a purchase price equal to 101% of the aggregate principal amount of the Second Priority Secured Subordinated Notes repurchased, plus accrued and unpaid interest to the date of purchase.

The Second Priority Secured Subordinated Notes Indenture contains customary covenants that limit the ability of Media and its subsidiaries to, among other things: (i) incur or guaranty additional indebtedness or issue certain preferred stock; (ii) pay dividends or distributions on, or redeem or repurchase, capital stock; (iii) make investments and other restricted payments; (iv) incur liens; (v) apply the proceeds from certain asset sales; (vi) consummate any merger, consolidation or sale of substantially all assets; (vii) enter into or engage in certain transactions with affiliates; and (viii) engage in certain business or activities. The Second Priority Secured Subordinated Notes Indenture also limits Media’s ability to repay the Discount Notes to no more than 10% of the outstanding principal amount of the Discount Notes outstanding immediately prior to the closing of the Exchange Offers (excluding Discount Notes held by Holdings or its affiliates or any directors, officers, stockholders and other affiliates of Media or Holdings) and any related interest, premium, fees, costs, expenses and other amounts owing thereunder with respect thereto, or a maximum amount of approximately $4.2 million. All of these covenants are subject to a number of important limitations and exceptions.

The Second Priority Secured Subordinated Notes Indenture also provides for customary events of default, including, but not limited to, the failure to make payments of interest or premium, if any, on, or principal of, the Second Priority Secured Subordinated Notes, the failure to comply with certain covenants and agreements specified in the Second Priority Secured Subordinated Notes Indenture for a period of time after notice has been provided, the acceleration of other indebtedness resulting from the failure to pay principal of or interest on such other indebtedness prior to its maturity, and certain events of insolvency. If any event of default occurs, the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Second Priority Secured Subordinated Notes may become due and payable immediately.

The foregoing description of the Second Priority Secured Subordinated Notes and the Second Priority Secured Subordinated Notes Indenture is qualified in its entirety by reference to the complete copy of the Second Priority Secured Subordinated Notes Indenture that is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference herein. The related Form of Second Priority Secured Subordinated Note is filed as Exhibit 4.2 to this Current Report on Form 8-K and is incorporated by reference herein.

The Second Priority Secured Subordinated Notes were not, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be transferred or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act. The Second Priority Secured Subordinated Notes were offered in the Exchange Offers only to qualified institutional buyers and accredited investors and outside the United States to persons other than U.S. persons.

Holdings Notes Indenture and Holdings Notes

On December 31, 2012, Holdings issued approximately $21.1 million aggregate principal amount of 11% Senior Notes due 2017 (the “Holdings Notes”), which mature on April 30, 2017, pursuant to an indenture, dated as of December 31, 2012, between Holdings and the Trustee (the “Holdings Notes Indenture”). The Holdings Notes are Holdings’ general unsecured senior obligations and rank equally in right of payment with the Discount Notes and all of Holdings’ future unsecured senior indebtedness.

Amortization payments of (i) 3.49% of the outstanding principal amount of the Holdings Notes (excluding any principal amount of Holdings Notes issued in exchange for accrued and unpaid interest on the Discount Notes that are validly tendered and accepted (and not withdrawn) in the Exchange Offers) is due by January 8, 2013 and (ii) 3.49% of the outstanding principal amount of the Holdings Notes (excluding any principal amount of Holdings Notes issued in exchange for accrued and unpaid interest on the Discount Notes that are validly tendered and accepted (and not withdrawn) in the Exchange Offers) is due on April 30, 2013. The remainder of the principal amount of the Holdings Notes will mature on April 30, 2017.

Holdings will pay interest on the Holdings Notes (a) on or prior to October 31, 2015, at 11% per annum, payable in the form of additional Holdings Notes and (b) from and after November 1, 2015, at 11% per annum payable in cash. Holdings will pay interest semiannually in arrears to holders of record at the close of business on April 15 and October 15 immediately preceding the interest payment date on April 30 and October 31 of each year, commencing on April 30, 2013. Holdings at its option may redeem:

•

prior to October 31, 2014, up to 40% of the aggregate principal amount of the Holdings Notes with the net proceeds from certain equity offerings, at a redemption price of 111% of the principal amount of the Holdings Notes, plus accrued and unpaid interest to the redemption date; provided that: (i) at least 60% of the aggregate principal amount of the Holdings Notes issued under the Holdings Notes Indenture remains outstanding immediately after such redemption (excluding any Holdings Notes held by Holdings and its affiliates) and (ii) such redemption occurs within 90 days of the date of the closing of any such equity offering;

•	on or after October 31, 2015, some or all of the Holdings Notes at a redemption price of 100% of the principal amount of the Holdings Notes plus accrued and unpaid interest to the redemption date.

In addition, upon a “change of control”, as defined in the Holdings Notes Indenture, Holdings must make an offer to repurchase all Holdings Notes then outstanding, at a purchase price equal to 101% of the aggregate principal amount of the Holdings Notes repurchased, plus accrued and unpaid interest to the date of purchase.

The Holdings Notes Indenture contains customary covenants that limit the ability of Holdings and its subsidiaries to, among other things: (i) incur or guaranty additional indebtedness or issue certain preferred stock; (ii) pay dividends or distributions on, or redeem or repurchase, capital stock; (iii) make investments and other restricted payments; (iv) incur liens; (v) apply the proceeds from certain asset sales; (vi) consummate any merger, consolidation or sale of substantially all assets; (vii) enter into or engage in certain transactions with affiliates; and (viii) engage in certain business or activities. All of these covenants are subject to a number of important limitations and exceptions.

The Holdings Notes Indenture also provides for customary events of default, including, but not limited to, the failure to make payments of interest or premium, if any, on, or principal of, the Holdings Notes, the failure to comply with certain covenants and agreements specified in the Holdings Notes Indenture for a period of time after notice has been provided, the acceleration of other indebtedness resulting from the failure to pay principal on such other indebtedness prior to its maturity, and certain events of insolvency. If any event of default occurs, the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Holdings Notes may become due and payable immediately.

The foregoing description of the Holdings Notes and the Holdings Notes Indenture is qualified in its entirety by reference to the complete copy of the Holdings Notes Indenture that is filed as Exhibit 4.3 to this Current Report on Form 8-K and is incorporated by reference herein. The related Form of Holdings Note is filed as Exhibit 4.4 to this Current Report on Form 8-K and is incorporated by reference herein.

The Holdings Notes were not, and will not be, registered under the Securities Act, and may not be transferred or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act. The Holdings Notes were offered in the Exchange Offers only to qualified institutional buyers and accredited investors and outside the United States to persons other than U.S. persons.

Old Senior Subordinated Notes Supplemental Indenture

On December 31, 2012, Media amended the Indenture, dated as of July 23, 2007, among Media, the guarantors party thereto and the Trustee, relating to the Old Senior Subordinated Notes (the “Old Senior Subordinated Notes Indenture”) pursuant to a supplemental indenture dated as of December 31, 2012, among Media, the guarantors party thereto and the Trustee (the “Old Senior Subordinated Notes Supplemental Indenture”). The Old Senior Subordinated Notes Supplemental Indenture revised the Old Senior Subordinated Notes Indenture by modifying the anti-layering covenant to permit the issuance of the Second Priority Secured Subordinated Notes and up to $5 million principal amount of indebtedness that may be issued in the future in exchange for either Old Senior Subordinated Notes or Discount Notes.

The foregoing description of the Old Senior Subordinated Notes Supplemental Indenture is qualified in its entirety by reference to the complete copy of the Old Senior Subordinated Notes Supplemental Indenture that is filed as Exhibit 4.5 to this Current Report on Form 8-K and is incorporated by reference herein.

Discount Notes Supplemental Indenture

On December 31, 2012, Holdings amended the Indenture, dated as of October 10, 2003, between Holdings and the Trustee, relating to the Discount Notes (the “Discount Notes Indenture”) pursuant to a supplemental indenture dated as of December 31, 2012, between Holdings and the Trustee (the “Discount Notes Supplemental Indenture”). The Discount Notes Supplemental Indenture, among other things, revised the Discount Notes Indenture by eliminating substantially all of the restrictive covenants and certain events of default, modifying covenants regarding mergers and consolidations and modifying or eliminating certain other provisions, including certain provisions relating to defeasance.

The foregoing description of the Discount Notes Supplemental Indenture is qualified in its entirety by reference to the complete copy of the Discount Notes Supplemental Indenture that is filed as Exhibit 4.6 to this Current Report on Form 8-K and is incorporated by reference herein.

First Priority Senior Secured Notes Supplemental Indenture

On December 31, 2012, Media amended the Indenture, dated as of March 18, 2011, among Media, the guarantors party thereto and the Trustee, relating to the First Priority Senior Secured Notes (the “First Priority Senior Secured Notes Indenture”) pursuant to a supplemental indenture dated as of December 31, 2012, among Media, the guarantors party thereto and the Trustee (the “First Priority Senior Secured Notes Supplemental Indenture”). The First Priority Senior Secured Notes Supplemental Indenture, among other things, revised the First Priority Senior Secured Notes Indenture and the First Priority Senior Secured Notes to increase the interest rate payable on the First Priority Senior Secured Notes from 9 1/4% to 10% per annum, modify the covenants to permit the Exchange Offers and related transactions, modify debt, lien, investment and restricted payment negative covenants, add a requirement to pay additional interest of 3% per annum upon and during the continuance of an event of default and add certain real property collateral as security for the First Priority Senior Secured Notes. The First Priority Senior Secured Notes Supplemental Indenture also limits Media’s ability to repay the Discount Notes to no more than 10% of the outstanding principal amount of the Discount Notes outstanding immediately prior to the closing of the Exchange Offers (excluding Discount Notes held by Holdings or its affiliates or any directors, officers, stockholders and other affiliates of Media or Holdings) and any related interest, premium, fees, costs, expenses and other amounts owing thereunder with respect thereto, or a maximum amount of approximately $4.2 million. All of these covenants are subject to a number of important limitations and exceptions.

The foregoing description of the First Priority Senior Secured Notes Supplemental Indenture is qualified in its entirety by reference to the complete copy of the First Priority Senior Secured Notes Supplemental Indenture that is filed as Exhibit 4.7 to this Current Report on Form 8-K and is incorporated by reference herein.

Amendment to Credit Agreement

The proposed amendments to Media’s Amended and Restated Credit Agreement, dated as of March 18, 2011, by and among Media, the guarantors party thereto, the lenders party thereto, Credit Suisse Securities (USA) LLC, as lead arranger, Credit Suisse AG, Cayman Islands Branch, as collateral trustee, and Credit Suisse AG, Cayman Islands Branch, as administrative agent (the “Credit Agreement”) that were previously disclosed in Holdings’ Current Report on Form 8-K filed on December 21, 2012 became effective on December 31, 2012 in connection with the consummation of the Exchange Offers.

Item 2.03	Creation of a Direct Financial Obligation.

The information set forth under Item 1.01 relating to the Second Priority Secured Subordinated Notes Indenture, the Second Priority Secured Subordinated Notes, the Holdings Notes Indenture, the Holdings Notes, the Old Senior Subordinated Notes Supplemental Indenture, the Discount Notes Supplemental Indenture, the First Priority Senior Secured Notes Supplemental Indenture and the Credit Agreement is incorporated by reference into this Item 2.03.

Item 5.02	Compensatory Arrangements of Certain Officers.

On December 31, 2012, Media:

(a)	in connection with Jose Liberman’s employment arrangements with the Companies, forgave the following loans (including all accrued and unpaid interest thereon) previously made by Media to Jose Liberman, the Chairman of the board of directors of each of the Companies: (i) a loan in the initial principal amount of $146,950 made on or around December 20, 2001 and (ii) a loan in the initial principal amount of $75,000 made on or around July 29, 2002, (the loans described in the preceding clauses (i) and (ii), together with all accrued and unpaid interest thereon, are referred to herein as the “Jose Liberman Loans”). In connection with the forgiveness of the Jose Liberman Loans, any and all outstanding related notes and other documentation were cancelled. In connection with his continuing employment arrangements and the successful completion of the Exchange Offers, Jose Liberman was also granted a bonus of up to $225,000.

(b)

in connection with Lenard Liberman’s employment arrangements with the Companies, forgave the following loans (including all accrued and unpaid interest thereon) previously made by Media to Lenard Liberman, the Chief Executive Officer, President, Secretary and a director of each of the Companies: (i) a loan in the initial principal amount of $243,095 made on or around December 20, 2001, (ii) a loan in the initial principal amount of $32,000 made on or around June 14, 2002 and (iii) a loan in the initial principal amount of $1,916,563 made on or around July 9, 2002, (the loans described in the preceding clauses (i), (ii) and (iii), together with all accrued and unpaid interest thereon, are referred to herein as the “Lenard Liberman Loans”). In connection with the forgiveness of the Lenard Liberman Loans, any and all outstanding related notes and other documentation were cancelled. In connection with his continuing employment arrangements and the successful completion of the Exchange Offers, Lenard Liberman was also granted a bonus of up to $2.2 million.

(c)	in connection with Winter Horton’s employment arrangements with the Companies, forgave the following loans (including all accrued and unpaid interest thereon) previously made by Media to Winter Horton, the Chief Operating Officer and a director of each of the Companies: (i) a loan in the initial principal amount of $30,000 made on or around November 20, 1998, (ii) a loan in the initial principal amount of $36,000 made on or around November 22, 2002, (iii) a loan in the initial principal amount of $349,000 made on or around November 29, 2002 and (iv) a loan in the initial principal amount of $275,000 made on or around April 8, 2006, (the loans described in the preceding clauses (i), (ii), (iii) and (iv), together with all accrued and unpaid interest thereon, are referred to herein as the “Winter Horton Loans”). In connection with the forgiveness of the Winter Horton Loans, any and all outstanding related notes and other documentation were cancelled.

Item 8.01	Other Events.

In connection with the Exchange Offers, Parent will issue Warrants to purchase up to 106.1559 shares of its Class A Common Stock, $0.001 par value per share (“Class A Common Stock”), in exchange for Old Senior Subordinated Notes that were validly tendered and accepted in the Exchange Offers. The shares of Class A Common Stock issuable upon exercise of the Warrants will represent approximately 26.7% of the outstanding shares of Class A Common Stock and Class B Common Stock, par value $0.001 per share (“Class B Common Stock”), of Parent, outstanding immediately after closing of the Exchange Offers and after giving effect to the exercise of the Warrants.

Each Warrant will entitle the holder to purchase one share of Class A Common Stock of Parent at an exercise price equal to $0.01 per share. Warrants and the shares of Class A Common Stock issuable upon their exercise may be issued in fractions, rounded down to the nearest one-millionth (0.0001) as necessary. For each interest payment period (up to and including November 15, 2015) that Media elects to pay interest on its Second Priority Secured Subordinated Notes in an amount equal to 8.75% per annum payable in cash plus 2.75% per annum in additional PIK Second Priority Secured Subordinated Notes (a “Cash Pay Election”), the number of shares of Class A Common Stock issuable upon exercise of a Warrant will be reduced by an amount equal to the pro ration factor multiplied by 6.6254 shares, which is an amount equal to 1.6667% of the combined total of the number of shares of Class A Common Stock and Class B Common Stock outstanding as of December 31, 2012, or 291.36922 shares, and 106.1559 shares of Class A Common Stock that are issuable upon exercise of the Warrants on December 31, 2012. The proration factor for each holder equals the number of Warrants (or shares that have been received upon exercise of the Warrants, if any) held by such holder divided by the aggregate number of Warrants (and shares that have been received upon exercise of the Warrants, if any) outstanding on the date of determination. The Warrants will be exercisable, in whole or in part, to the extent permitted by law, immediately after the consummation of the Exchange Offers up to and including November 30, 2022.

The Warrants were issued pursuant to an exemption under Section 4(2) of the Securities Act. The Warrants and the shares issuable upon exercise of the Warrants have not been and will not be registered under the Securities Act and may not be offered or sold, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. A holder of Warrants also may not exercise its Warrants if such exercise results in violations of the Communications Act of 1934

(“Communications Act”) and/or the published rules, regulations, orders and policies of the Federal Communications Commission (“FCC”) and such holder must have received the prior consent, if necessary, of the FCC required by the Communications Act. Further, in order to exercise the Warrants, a holder of Warrants must become a party to the Parent’s Investor Rights Agreement and a holder of shares issued upon exercise of the Warrants may only transfer such shares if the transferee also becomes a party to the Parent’s Investor Rights Agreement. The transferee’s ownership of shares issued upon exercise of the Warrants must also not result in violations of the Communications Act and/or the FCC’s published rules, regulations, orders and policies.

On December 31, 2012, Media also made a consent payment of $2.2 million for the solicitation of consents for the amendments to the First Priority Senior Secured Notes Indenture effectuated by the First Priority Senior Secured Notes Supplemental Indenture.

Item 9.01	Financial Statements and Exhibits.

The following exhibits are being filed herewith:

4.1

Indenture with respect to the 11 1/2%/13 1/2% PIK Toggle Second Priority Secured Subordinated Notes due 2020, dated as of December 31, 2012, by and among LBI Media, Inc., the guarantors party thereto and U.S. Bank National Association, as trustee.

4.2	Form of 11 1/2%/13 1/2% PIK Toggle Second Priority Secured Subordinated Note due 2020 (included in Exhibit 4.1).

4.3	Indenture with respect to the 11% Senior Notes due 2017, dated as of December 31, 2012, by and among LBI Media Holdings, Inc. and U.S. Bank National Association, as trustee.

4.4	Form of 11% Senior Note due 2017 (included in Exhibit 4.3).

4.5

Supplemental Indenture with respect to the 8 1/2% Senior Subordinated Notes due 2017, dated as of December 31, 2012, by and among LBI Media, Inc., the guarantors party thereto and U.S. Bank National Association, as trustee.

4.6	Supplemental Indenture with respect to the 11% Senior Discount Notes due 2013, dated as of December 31, 2012, by and among LBI Media Holdings, Inc. and U.S. Bank National Association, as trustee.

4.7

Supplemental Indenture with respect to the 9 1/4% Senior Secured Notes due 2019, dated as of December 31, 2012, by and among LBI Media, Inc., the guarantors party thereto and U.S. Bank National Association, as trustee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, LBI Media Holdings, Inc. has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Burbank, State of California, on December 31, 2012.

LBI MEDIA HOLDINGS, INC.

By:	/s/ Blima Tuller
Blima Tuller
Chief Financial Officer